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                                                                    EXHIBIT 23.3



















                  CONSENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.
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                                   CONSENT OF
                        CHERRY, BEKAERT & HOLLAND, L.L.P.
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the inclusion in this first post-effective amendment to the registration statement on Form SB-2 of Harp & Eagle, Ltd., a Wisconsin corporation (File No. 333-55088), of our report, dated April 10, 2002, on the consolidated balance sheet of Harp & Eagle, Ltd. and Subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. We also consent to the references to us under the captions "Prospectus Summary - Summary Financial Data," "Selected Financial Data" and "Experts" in the prospectus.



/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

CHERRY, BEKAERT & HOLLAND, L.L.P.


Charlotte, North Carolina
December 20, 2002